Exhibit 24.5

POWER OF ATTORNEY

Know all by these presents that the undersigned, Invesco Holding Company Limited, hereby constitutes and appoints each of Liz Day and Chris Fischer of Invesco Commercial Real Estate Finance Trust, Inc. (the “Company”) the undersigned’s true and lawful attorneys-in-fact to:

1.	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (“SEC”) a Form ID application, to the extent necessary, including any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13 and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC (the “Form ID”);

2.

execute for and on behalf of the undersigned, in the undersigned’s capacity as a stockholder of the Company, Forms 3, 4 and 5, and any amendments thereto (the “Section 16 Reports”), in accordance with Section 16(a) of the Exchange Act and the rules thereunder (the “Section 16 Law”);

3.	execute for and on behalf of the undersigned, in the undersigned’s capacity as a stockholder of the Company, Schedules 13D and/or 13G, and any amendments thereto (the “Section 13 Reports”), in accordance with Section 13 of the Exchange Act and the rules thereunder (the “Section 13 Law”);

4.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Form ID and any such Section 13 Reports or Section 16 Reports, and file (or cause to be filed) the same with the SEC, to the extent necessary; and

5.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Section 13 Law or Section 16 Law.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to sign any Section 13 Reports or Section 16 Reports with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company. In affixing his signature to this Power of Attorney, the undersigned hereby revokes any and all previously executed Powers of Attorney for the same or similar purposes.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 14, 2023.

Invesco Holding Company Limited

/s/ Robert Rigsby
By:	Robert Rigsby
Its:	Assistant Corporate Secretary

State of Georgia_________ )

)§

County of Newton _____________ )

This instrument was acknowledged before me this 14th day of September, 2023, by Robert Rigsby as the Corporate Secretary of Invesco Holding Company (US), Inc. FKA IVZ Inc., a Delaware corporation, on behalf of the corporation.

  X   Personally Known

_____ Produced Identification

Type and # of ID _________________

/s/ Margaret A. Harden
Signature of Notary Public	Stamp/Seal

Margaret A. Harden
(Printed Name of Notary)
Notary Public, State of Georgia

My commission expires: May 24, 2024